UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2011

Great East Bottles & Drinks (China) Holdings, Inc.

(Exact name of registrant as specified in charter)

                          Florida

(State or other jurisdiction of incorporation)

333-139008	59-2318378
(Commission File Number)	(IRS Employer Identification No.)

203 Hankow Center, 5 - 15 Hankow Road, Tsimshatsui, Kowloon, Hong Kong
(Address of Principal Executive Offices)

852-2192-4805
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 9, 2011, the Company acknowledged the execution of a certain PURCHASE AND ASSIGNMENT AGREEMENT between Great East Bottles & Drinks (BVI), Inc. (the “Assignor”) and Chan Ka Wai (the “Assignee”) whereby the Assignor assigned the rights of a certain past due promissory note dated December 31, 2010, due by the Company in the principal amount of HK$10,834,900 (the “Note”) to the Assignee. As consideration for assignment of the Note by Assignor, Assignee agreed to pay Assignor or its designees consideration in the aggregate sum of $600,000 United States Dollars.

Thereafter, the Assignee provided notice to the Company that he elected to convert the debt represented by the Note into shares of common stock of the Company and the Company agreed to convert the Note into 15,474,000 shares of common stock of the Company.

Item 9.01 Exhibits

10.1

Purchase and Assignment Agreement

SIGNATURES

            In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.

Dated: March 15, 2011	/s/ Yau Wai Hung_____
Yau Wai Hung
Chief Executive Officer and Director